Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP
OF
FRONTVIEW OPERATING PARTNERSHIP LP

This First Amendment is made effective as of February 10, 2026 by FrontView REIT, Inc., a Maryland corporation, as the general partner (the “General Partner”) of FrontView Operating Partnership LP, a Delaware limited partnership (the “Partnership”) for the purpose of amending that certain Amended and Restated Limited Partnership Agreement of the Partnership, dated as of October 3, 2024 (the “Partnership Agreement”, and this First Amendment, the “Amendment”) pursuant to Sections 4.2 and 14.1 of the Partnership Agreement. Capitalized terms used herein and not defined shall have the meanings given to them in the Partnership Agreement.

WHEREAS, the Board of Directors of the General Partner (the “Board”), by duly adopted resolutions, classified and designated up to 750,000 shares of Preferred Stock (as defined in the Articles of Incorporation of the General Partner (the “Charter”)) as Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”);

WHEREAS, the Board filed Articles Supplementary to the Charter (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland on February 9, 2026, establishing the Series A Preferred Stock, with such preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Articles Supplementary;

WHEREAS, the General Partner has determined that, in connection with the issuance of the Series A Preferred Stock, it is necessary and desirable to amend the Partnership Agreement to create additional Partnership Units, having designations, preferences and other rights which are substantially the same as the economic rights of the Series A Preferred Stock; and

WHEREAS, the Board has determined that it is necessary and desirable to authorize and allow for the issuance of Long-Term Incentive Plan (“LTIP”) Units to incentivize and reward employees for achieving long-term performance goals.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

1.
Article 1 of the Partnership Agreement is hereby amended by adding the following definitions:

“Articles Supplementary” has the meaning set forth in the recitals hereto.

“Board” has the meaning set forth in the recitals hereto.

“Charter” has the meaning set forth in the recitals hereto.

“Close of Business” means 5:00 p.m., New York City time.

“Conversion Consideration” has the meaning set forth in the Articles Supplementary.

“Conversion Date” has the meaning set forth in the Articles Supplementary.

“Defaulted Regular Distributions” has the meaning set forth in Section 2.C.

“Distribution Junior Partnership Interests” has the meaning set forth in Section 2.B. Distribution Junior Partnership Interests includes OP Units and LTIP Units.

“Distribution Parity Partnership Interests” has the meaning set forth in Section 2.B.

“Distribution Senior Partnership Interests” has the meaning set forth in Section 2.B.

“Investment Agreement” means that certain Investment Agreement, dated as of November 12, 2025, by and among the General Partner and Maewyn FVR II LP, Rebound Investment, LP and Petrus Special Opportunity Fund, L.P. (f/k/a Petrus Special Situations Fund, L.P.).

“Junior Partnership Interests” means any Dividend Junior Partnership Interests or Liquidation Junior Partnership Interests.

“Liquidation Junior Partnership Interests” has the meaning set forth in Section 2.B. Liquidation Junior Partnership Interests includes OP Units and LTIP Units.

“Liquidation Parity Partnership Interests” has the meaning set forth in Section 2.B.

“Liquidation Preference” means, with respect to each Series A Preferred Unit, an amount equal to one hundred dollars ($100) per Series A Preferred Unit.

“Liquidation Senior Partnership Interests” has the meaning set forth in Section 2.B.

“OP Unit Change Event” has the meaning set forth in Section 2.H.

“Optional Conversion” has the meaning set forth in the Articles Supplementary.

“Participating Distribution” has the meaning set forth in Section 2.C(ii)(a).

“Participating Dividend” has the meaning set forth in the Articles Supplementary.

“Participating Dividend Payment Date” has the meaning set forth in the Articles Supplementary.

“Redemption Date” has the meaning set forth in the Articles Supplementary.

“Redemption Price” has the meaning set forth in the Articles Supplementary.

“Reference Property” has the meaning set forth in Section 2.H.

“Reference Property Unit” has the meaning set forth in Section 2.H.

“Regular Distribution Payment Date” means, with respect to any Series A Preferred Unit, each January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2026.

“Regular Distribution Period” has the meaning set forth in Section 2.C.

“Regular Distribution Rate” initially means six and three quarters percent (6.75%) per annum; provided, however, if any Series A Preferred Unit remains outstanding on the date that is four (4) years after the last date on which the Series A Preferred Stock is issued pursuant to the terms of the Investment Agreement, such Regular Distribution Rate shall be increased to eight percent (8%) per annum on such date and, on each one (1) year anniversary thereafter, be further increased by two percent (2%) per annum until such time as the Regular Distribution Rate is twelve percent (12%).

“Series A Preferred Stock” has the meaning set forth in the recitals hereto.

“Series A Preferred Units” means the series of Partnership Units established pursuant to this Amendment, representing units of Limited Partner Interests designated as the Series A Convertible Preferred Units, with the preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of units as described herein.

“Successor Person” has the meaning set forth in Section 2.H.

2.
In accordance with Sections 4.2.A and 14.1.A of the Partnership Agreement, set forth below are the terms and conditions of the Series A Preferred Units hereby established and issued to the General Partner in consideration of the General Partner’s contribution to the Partnership of the net proceeds following the issuance and sale of the Series A Preferred Stock by the General Partner:
A.
Designation and Number. A series of Partnership Units, designated as Series A Convertible Preferred Units, is hereby established. The number of Series A Preferred Units initially shall be 750,000.
B.
Ranking. The Series A Preferred Units, with respect to rights to distributions of Available Cash and the distribution of assets upon the liquidation, dissolution or winding up of the Partnership, rank (a) senior to each other Partnership Interest issued by the Partnership, the terms of which do not expressly provide that such Partnership Interest ranks senior to or on a parity with the Series A Preferred Units as to distribution rights (“Distribution Junior Partnership Interests”) or rights upon the liquidation, winding-up or dissolution of the Partnership (“Liquidation Junior Partnership Interests”); (b) on a parity, in all respects, with each other Partnership Interest issued by the Partnership, the terms of which expressly provide that such Partnership Interest ranks on a parity with the Series A Preferred Units as to distribution rights (“Distribution Parity Partnership Interests”) or rights upon the voluntary or involuntary liquidation, winding-up or dissolution of the Partnership (“Liquidation Parity Partnership Interests”); and (c) junior to all Partnership Interests issued by the Partnership, the terms of which expressly provide that such Partnership Interest ranks senior to the Series A Preferred Units as to distribution rights (“Distribution Senior Partnership Interests”) or rights upon the voluntary or involuntary liquidation, winding-up or dissolution of the Partnership (collectively, the “Liquidation Senior Partnership Interests”).

C.
Distributions.
(i)
Regular Distributions.
(a)
Accumulation and Payment of Regular Distributions. Each outstanding Series A Preferred Unit will accumulate cumulative distributions (calculated in accordance with Section 2.C(i)(b)) at a rate per annum equal to the Regular Distribution Rate on the Liquidation Preference thereof, regardless of whether or not declared or funds are legally available for their payment (such distributions that accumulate on the Series A Preferred Units pursuant to this sentence, “Regular Distributions”). Subject to the other provisions of this Section 2.C, such Regular Distribution will be payable out of Available Cash, if, as and when authorized by General Partner, to the extent not prohibited by law, quarterly in arrears on each Regular Distribution Payment Date to the General Partner. If any accumulated Regular Distribution (or any portion thereof) on the Series A Preferred Units are not authorized and paid on the applicable Regular Distribution Payment Date (or, if such Regular Distribution Payment Date is not a Business Day, the next Business Day), then additional Regular Distributions (“Defaulted Regular Distributions”) will accumulate on the amount of any such unpaid Regular Distributions, compounded quarterly at the Regular Distribution Rate, from, and including, such Regular Distribution Payment Date to, but excluding, the date such Regular Distributions, including all Defaulted Regular Distributions thereon, are paid in full. Regular Distributions on the Series A Preferred Units will accumulate from, and including, the last date to which Regular Distributions have been paid on any Series A Preferred Units (or, if no Regular Distributions have been paid on such Series A Preferred Unit, from, and including, the initial issue date of such Series A Preferred Unit) to, but excluding, the next Regular Distribution Payment Date (such period, the “Regular Distribution Period”).
(b)
Computation of Accumulated Regular Distributions. The amount of Regular Distributions payable in respect of Series A Preferred Unit for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months. For each day on which Regular Distributions accumulate on any Series A Preferred Unit, such Regular Distributions will accumulate based on the Regular Distribution Rate in effect as of immediately before the Close of Business on such day.
(c)
Payment in Cash. Each Regular Distribution will be payable solely in cash.

(d)
Priority of the Application of Regular Distribution Payments to Arrearages. Each payment of declared Regular Distributions on the Series A Preferred Units will be applied to the earliest Regular Distribution Period for which Regular Distributions have not yet been paid.
(ii)
Participating Distributions.
(a)
If the General Partner is required to pay a Participating Dividend to holders of the Series A Preferred Stock pursuant to Section 5(b) of the Articles Supplementary, the Partnership will declare and make a distribution to the General Partner, as the sole owner of the Series A Preferred Units, in an amount and kind of assets (whether cash, securities, other property, or any combination of the foregoing) (a “Participating Distribution”) sufficient to enable the General Partner to pay the Participating Dividend to holders of the General Partner’s Series A Preferred Stock on or prior to the Participating Dividend Payment Date.
(iii)
Treatment of Distributions Upon Conversion, Repurchase or Redemption.
(a)
If any Series A Preferred Units are converted pursuant to Section 2.F or redeemed pursuant to Section 2.G on a date that is after the applicable record date for a declared Participating Dividend on the Series A Preferred Stock and on or before the related payment date for the Participating Dividend, then General Partner will be entitled, notwithstanding such related conversion or redemption, as applicable, to a Participating Distribution on or prior to the related Participating Dividend Payment Date.
(b)
Except as provided in Section 2.F, Regular Distributions on any Series A Preferred Units will cease to accumulate from and after the date of redemption or conversion, as applicable, for such Series A Preferred Unit, unless the General Partner defaults in the payment of the related Redemption Price or Conversion Consideration in respect of the corresponding shares of Series A Preferred Stock redeemed, repurchased or converted, respectively.
(iv)
Priority of Distributions; Limitations on Junior Payments.
(a)
Limitation on Distributions on Distribution Parity Partnership Interests. If:
(i)
less than all accumulated and unpaid Regular Distributions (plus Defaulted Regular Distributions thereon) on the outstanding Series A Preferred Units for all prior completed Regular Distribution Periods have been declared and paid as of any Regular Distribution Payment Date; or

(ii)
the General Partner declares a Regular Distribution on the Series A Preferred Units that is less than the total amount of unpaid Regular Distributions (plus Defaulted Regular Distributions thereon) on the outstanding Series A Preferred Units that would accumulate to, but excluding, the Regular Distribution Payment Date following such declaration, then, until and unless all accumulated and unpaid Regular Distributions (plus Defaulted Regular Distributions thereon) on the outstanding Series A Preferred Units for all prior completed Regular Distribution Periods have been paid, no distributions may be declared or paid on any class or series of Distribution Parity Partnership Interests unless Regular Distributions are simultaneously declared on the Series A Preferred Units on a pro rata basis, such that (A) the ratio of (x) the dollar amount of Regular Distributions so declared per Series A Preferred Unit to (y) the dollar amount of the total accumulated and unpaid Regular Distributions (plus Defaulted Regular Distributions thereon) per Series A Preferred Unit immediately before the payment of such Regular Distribution is no less than (B) the ratio of (x) the dollar amount of distributions so declared or paid per unit of such class or series of Distribution Parity Partnership Interest to (y) the dollar amount of the total accumulated and unpaid distributions per unit of such class or series of Distribution Parity Partnership Interest immediately before the payment of such distribution (which dollar amount in this clause (y) will, if distributions on such class or series of Distribution Parity Partnership Interests are not cumulative, be the full amount of distributions per unit thereof in respect of the most recent distribution period thereof).

(b)
Limitation on Certain Payments. Subject to the next sentence, if any Series A Preferred Units are outstanding, then no distributions (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any Junior Partnership Interests, and neither the Partnership nor any of its Subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any Junior Partnership Interests, in each case unless all accumulated Regular Distributions (plus Defaulted Regular Distributions thereon) on the Series A Preferred Units then outstanding for all prior completed Regular Distribution Periods, if any, have been paid in full. Notwithstanding anything to the contrary in the preceding sentence, the restrictions set forth in the preceding sentence will not apply to the following:
(i)
distributions on Junior Partnership Interests that are payable solely in Junior Partnership Interests or rights to purchase

Junior Partnership Interests, together with cash in lieu of any fractional partnership interest;
(ii)
purchases, redemptions or other acquisitions of Junior Partnership Interests in connection with any benefit or other incentive plan of the General Partner (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested Shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of Junior Partnership Interests that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional Junior Partnership Interests; and (z) purchases of Junior Partnership Interests pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract;
(iii)
purchases, or other payments in lieu of the issuance, of any fractional Junior Partnership Interests in connection with the conversion, exercise or exchange of such Junior Partnership Interests or of any securities convertible into, or exercisable or exchangeable for, Junior Partnership Interests;
(iv)
(x) distributions of Junior Partnership Interests or rights to acquire Junior Partnership Interests, pursuant to an equityholder or stockholder rights plan or in connection with dividends of Junior Stock or rights to acquire Junior Stock, pursuant to a stockholder rights plan of the General Partner; and (y) the redemption or repurchase of such rights pursuant to such equityholder or stockholder rights plan;
(v)
the exchange, conversion or reclassification of Junior Partnership Interests solely for or into other Distribution Junior Partnership Interests, together with the payment, in connection therewith, of cash in lieu of any fractional Junior Partnership Interest;
(vi)
redemptions or exchanges pursuant to the exercise of a Redemption Right pursuant to Section 8.6 of the Partnership Agreement; and

(vii)
purchases of Junior Partnership Interests pursuant to the Partnership Agreement or otherwise to the extent necessary to preserve the General Partner’s qualification as a REIT.

For the avoidance of doubt, this Section 2.C(iv)(b) will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any Junior Partnership Interest.

D.
Allocations. Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among holders of Series A Preferred Units in accordance with Article VI of the Partnership Agreement.
E.
Liquidation Preference.
(i)
Generally. If the Partnership liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Partnership’s creditors or holders of any Liquidation Senior Partnership Interests, each Series A Preferred Unit will entitle the General Partner to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Partnership’s assets or funds legally available for distribution to the holders of Partnership Interests, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Partnership Interests:
(a)
the sum of:
(i)
the Liquidation Preference per Series A Preferred Unit; and
(ii)
all unpaid Regular Distributions (plus Defaulted Regular Distributions thereon) that will have accumulated on such Series A Preferred Unit to, but excluding, the date of such payment; and
(b)
the amount the General Partner would have received in respect of the number of OP Units that would be issuable upon conversion of such Series A Preferred Unit in connection with an Optional Conversion of the Series A Preferred Stock, assuming the Conversion Date of such conversion occurs on the date of such payment.

Upon payment of such amount set forth in this Section 2.E(i) in full on the outstanding Series A Preferred Units, the General Partner, solely in its capacity as the sole owner of the Series A Preferred Units, will have no rights to the Partnership’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all Series A Preferred Units and the corresponding amounts payable in respect of all outstanding Liquidation Parity Partnership Interests, if any, then, subject to the rights of any of the Partnership’s creditors or holders of any outstanding Liquidation Senior Partnership Interests, such assets or funds will be distributed ratably on the outstanding Series A Preferred Units and Liquidation Parity Partnership Interests in proportion to the full respective distributions to which such Partnership Interests would otherwise be entitled.

(ii)
Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 2.E(i), the Partnership’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Partnership’s assets (other than a sale, lease or other transfer in connection with the Partnership’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Partnership’s liquidation, dissolution or winding up, even if, in connection therewith, the Series A Preferred Units are converted into, or is exchanged for, or represent solely the right to receive, other securities, cash or other property, or any combination of the foregoing.
(iii)
Liquidation Preference Calculation. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of Partnership Interests or otherwise, is permitted under the Act, no effect shall be given to amounts that would be needed, if the Partnership were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the General Partner (solely in its capacity as the sole holder of the Series A Preferred Units), whose preferential rights upon dissolution are superior to those receiving the distribution.
F.
Conversion. If any share of Series A Preferred Stock is converted into Shares pursuant to the provisions of Section 10 of the Articles Supplementary, then concurrently therewith, a Series A Preferred Unit held by the General Partner shall automatically be converted into an equivalent number of OP Units; provided, however, that if the holder of the converted share of Series A Preferred Stock receives cash in addition to or in lieu of a Share in connection with such conversion, then the General Partner, as the holder of the converted Series A Preferred Unit, shall be entitled to receive an equivalent amount of cash. In addition, if the Conversion Date for the conversion described in the first sentence of this paragraph is after a Record Date for a declared Regular Dividend on the Series A Preferred Stock and on or before the related Dividend Payment Date, then the corresponding Regular Distribution in respect of the converted Series A Preferred Unit will be paid to the General Partner notwithstanding such conversion. Once converted, a Series A Preferred Unit shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series A Preferred Unit shall cease.
G.
Redemption. In connection with the redemption by the General Partner of any of shares of Series A Preferred Stock pursuant to the provisions of Section 7 of the Articles Supplementary, the Partnership shall provide cash to the General Partner for such purpose which shall be equal to the Redemption Price and one Series A Preferred Unit shall be concurrently redeemed with respect to each share of Series A Preferred Stock so redeemed by the General Partner on the Redemption Date. Once redeemed, a Series A Preferred Unit shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series A Preferred Unit shall cease.
H.
Effect of OP Unit Change Event.
(i)
Generally. If there occurs any:
(a)
recapitalization, reclassification or change of the OP Units, other than (x) changes solely resulting from a subdivision or combination of the OP Units or (y) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;
(b)
consolidation, merger, combination or binding or statutory exchange of Partnership Interests involving the Partnership;
(c)
sale, lease or other transfer of all or substantially all of the assets of the Partnership and its Subsidiaries, taken as a whole, to any Person; or
(d)
other similar event,

and, as a result of which, the OP Units are converted into, or are exchanged for, or represent solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “OP Unit Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one OP Unit would be entitled to receive on account of such OP Unit Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Amendment, from and after the effective time of such OP Unit Change Event, (I) the consideration due upon conversion of any Series A Preferred Units will be determined in the same manner as if each reference to any OP Units in this Section 2.H or, or in any related definitions, were instead a reference to the same number of Reference Property Units; and (II) solely with respect to a conversion resulting from a conversion of Series A Preferred Stock pursuant to Section 10(c) of the Articles Supplementary, each reference to any number of OP Units in Section 2.F will instead be deemed to be a reference to the same number of Reference Property Units. If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of election by the Limited Partners, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per Series A Preferred Unit, by the holders of OP Units.

(ii)
Execution of Supplemental Instruments. On or before the date the OP Unit Change Event becomes effective, the Partnership and, if applicable, the resulting, surviving or transferee Person (if not the Partnership) of such OP Unit Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Partnership reasonably determines are necessary or desirable to give effect to such provisions, if any, as the Partnership reasonably determines are appropriate to preserve the economic interests of General Partner in its capacity as the sole holder of the Series A Preferred Units. If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Partnership reasonably determines are appropriate to preserve the economic interests of General Partner in its capacity as the sole holder of the Series A Preferred Units.

I.
Restriction on Ownership. The Series A Preferred Units shall be owned and held solely by the General Partner.
J.
No Pre-Emptive Rights. The General Partner will not, as the sole holder of Series A Preferred Units, have any preemptive rights to subscribe for or purchase any Partnership Interests.
K.
No Other Rights. The General Partner, solely in its capacity as the sole holder of the Series A Preferred Units, will have no rights, preferences or voting powers except as provided in the Partnership Agreement or as required by applicable law.
3.
General.
A.
The Partnership Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Partnership Agreement and this Amendment were contained in one document. Any provisions of the Partnership Agreement not amended by this Amendment shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the date hereof. In the event of a conflict between the provisions of this Amendment and the Partnership Agreement, the provisions of this Amendment shall control.
B.
This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.
C.
If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
4.
Section 5.1(C) and (D) of the Partnership Agreement shall be deleted in their entirety and replaced with the following:

C. Distributions With Respect to LTIP Units. For any quarterly or other period, holders of LTIP Units shall be entitled to receive, if, when and as regular cash distributions are authorized by the General Partner out of funds legally available for the payment of distributions, regular cash distributions in an amount per unit equal to (i) the product of the distribution payable per OP Unit for such quarterly or other period multiplied by the LTIP Unit Sharing Percentage if such authorization occurs prior to the Distribution Participation Date, or (ii) the distribution payable on each OP Unit for the corresponding quarterly or other period if such authorization occurs on or after the Distribution Participation Date. In addition, LTIP Units shall be entitled to receive, if, when and as non-liquidating special, extraordinary or other distributions are authorized by the General Partner out of funds or other property legally available for the payment of distributions, non-liquidating special, extraordinary or other distributions in an amount per unit equal to (i) the product of the amount of any non-liquidating special, extraordinary or other distributions payable on the OP Units which may be made from time to time multiplied by the LTIP Unit Sharing Percentage if such authorization occurs prior to the Distribution Participation Date, or (ii) the amount of any non-liquidating special, extraordinary or other distributions payable on the OP Units which may be made from time to time if such authorization occurs on or after the Distribution Participation Date. LTIP Units shall also be entitled to receive, if, when and as distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership are authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership in an amount per unit equal to the amount of any such distributions payable on the OP Units, whether made prior to, on or after the Distribution Participation Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, a “Distribution Payment Date”); provided that the Distribution Payment Date and the record date for determining which holders of LTIP Units are entitled to receive a distribution shall be the same as the corresponding dates relating to the corresponding distribution on the OP Units.

D. Special LTIP Unit Distribution. As of the Distribution Participation Date for an LTIP Unit that is not forfeited on or prior to such Distribution Participation Date, the holder of such LTIP Unit will be entitled to receive a special distribution (the “Special LTIP Unit Distribution”) with respect to such unit, equal to the amount of non-liquidating cash distributions per unit that were paid on the OP Units on or after the date of the issuance of such LTIP Unit and subtracting from such amount all prior distributions under Section 5.1C and Special LTIP Unit Distributions previously made with respect to such LTIP Unit; provided, however, that such amount shall not exceed the positive balance of the Capital Account of such holder (after giving effect to the allocations in Section 6.3 with respect to such LTIP Unit) to the extent attributable to such LTIP Unit. The Special LTIP Unit Distribution for an LTIP Unit will be payable on the first Distribution Payment Date on or after the Distribution Participation Date for such LTIP Unit if and when authorized by the General Partner out of funds legally available for the payment of distributions or at such later date(s) as required to give economic effect to the allocations set forth in Section 6.3 with respect to such LTIP Unit; provided that, to the extent not otherwise prohibited by the terms of any class of Partnership Interests entitled to any preference in distribution and authorized by the General Partner out of funds legally available for the payment of distributions, such Special LTIP Unit Distribution may be paid prior to such Distribution Payment Date. On or after the Distribution Participation Date with respect to an LTIP Unit, if such LTIP Unit is outstanding, no distributions (other than in OP Units, LTIP Units or other Partnership Interests ranking on par with or junior to such units as to distributions and upon liquidation, dissolution or winding up of the affairs of the Partnership) shall be declared or paid or set apart for payment upon the OP Units, the LTIP Units or any other Partnership Interests ranking junior to or on a parity with the LTIP Unit as to distributions for any period (other than Special LTIP Unit Distributions with respect to LTIP Units that had an earlier Distribution Participation Date) unless the full amount of any Special LTIP Unit Distributions due with respect to such LTIP Unit have been or contemporaneously are declared and paid.

5.
Section 6.1(E) of the Partnership Agreement shall be deleted in its entirety and replaced with the following:

E. Special Allocations Regarding LTIP Units. Notwithstanding the provisions of Section 6.1A, Liquidating Gains shall first be allocated to the LTIP Unitholders until their Economic Capital Account Balances, to the extent attributable to their ownership of LTIP Units, are equal to (i) the OP Unit Economic Balance, multiplied by (ii) the number of their LTIP Units (such amount, the “Target Balance”); provided, however, that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, and notwithstanding the provisions of Sections 6.1A and 6.1B above, in the event that, due to distributions with respect to OP Units in which the LTIP Units do not participate or otherwise, the Economic Capital Account Balances of any present or former holder of LTIP Units, to the extent attributable to the holder’s ownership of LTIP Units, exceed the Target Balance, then Liquidating Losses shall be allocated to such holder to the extent necessary to reduce or eliminate the disparity. In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 6.1E, Net Income allocable under Section 6.1A(5) and any Net Loss shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated. For this purpose, “Liquidating Gains” means net gains that are or would be realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the value of Partnership assets under Section 704(b) of the Code made pursuant to Section 1.D of Exhibit B of the Partnership Agreement. “Liquidating Losses” means any net capital loss realized in connection with any such event. The “Economic Capital Account Balances” of the LTIP Unitholders will be equal to their Capital Account balances to the extent attributable to their ownership of LTIP Units, plus the amount of their share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.1E, but prior to the realization of any Liquidating Gains. Similarly, the “OP Unit Economic Balance” shall mean (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of OP Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.1E, but prior to the realization of any Liquidating Gains, divided by (ii) the number of the General Partner’s OP Units. Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 6.1E. The parties agree that the intent of this Section 6.1E is to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with the General Partner’s OP Units (on a per-Unit basis), to the extent that Liquidating Gains are of a sufficient magnitude to do so upon a sale of all or substantially all of the assets of the Partnership, or upon an adjustment to the Partners’ Capital Accounts pursuant to Section 1.D of Exhibit B. To the extent the LTIP Unitholders receive a distribution in excess of their Capital Accounts, such distribution will be a guaranteed payment under Section 707(c) of the Code.

6.
A new Section 6.3 is hereby added to Section 6 of the Partnership Agreement as follows:

Section 6.3 Special Catch-Up Allocations with Respect to LTIP Units

From and after the Distribution Participation Date with respect to any LTIP Unit that is entitled to a Special LTIP Unit Distribution, the holder of such LTIP Unit shall be specially allocated an amount of Net Income and Net Loss of the Partnership equal to the excess of (x) the respective cumulative amounts that would have been allocated with respect to such LTIP Unit had such LTIP Unit been an OP Unit during the period from the date of issuance of such LTIP Unit through the end of the Fiscal Year immediately prior to the Distribution Participation Date, over (y) the respective cumulative amounts actually allocated with respect to such LTIP Unit during such period. Such special allocation shall be in addition to any amounts allocated to the holder of such LTIP Unit pursuant to Section 6.1.

[Signature page follows]

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

GENERAL PARTNER:

FRONTVIEW REIT, INC.

By: /s/ Pierre Revol
Name: Pierre Revol
Title: Chief Financial Officer, Treasurer and

Secretary

Signature page to First Amendment to Amended and Restated
Limited Partnership Agreement of FrontView Operating Partnership LP